Pownn or ArronNnv The undersigned, a director and (or) officer of Enviri Corporation, a Delaware corporation (the "Company") appoints the following individuals, with full power to each of them to act alone, as his or her true and lawful attorneys-in-fact and agents to act as account administrator to manage the applicant's Electronic Data Gathering, Analysis, and Retrieval (EDGAR) account, and to execute and file on behalf of the undersigned, (A) any Form ID for purposes of opening an account in the applicant's name on the EDGAR system and (B) all Forms 3,4 and 5 and any amendments thereto that the undersigned may be required to file with the Securities and Exchange Commission, and any stock exchange or similar authority, as a result of the undersigned's ownership of or transactions in securities of Enviri Corporation. The authority ofthe following individuals under the Power of Attorney shall continue until the undersigned is no longer required to file Forms 3, 4 and 5 with regard to the undersigned's ownership of or transactions in securities of Enviri Corporation, unless earlier revoked in writing. The undersigned acknowledges that the following individuals are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934. The following employees of Enviri Corporation: o Joshua Zalasky - Assistant General Counsel o Danee McKennon - Senior Corporate Governance Manager This authorization shall supersede all prior authorizations to act for the undersigned with respect to securities of the Company in these matters. IN WITNESS WHEREOF, I have hereunto set my hand this { dayof Decemb er, 2025 lrr.* æ Name: Samuel D. Romaninsky Title: Vice President, General Counsel & Chief Compliance Officer State of ûn Vd\;6- County of ó! This Power of Attomey was acknowledged and executed before me on trri" Sdatuv or lþ ,huzo âf ,av (, rnqnß (name of person otaryAmanda M. Waldner, Notary PhiladelPhia CountY MycommissionexPires MaY 3' 2029 Commission number 1 391 252 ofCommonwealth Pennsylvania ISEAL] Membor, P€nnsYlvanla of Nolarlss commission Expires: [\qf3 , AMl